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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 20, 1997, relating to the consolidated financial statements of InVision Technologies, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

San Jose, California
March 24, 1997